UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 26, 2014

Bay Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-23090	52-1660951
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

2329 West Joppa Road, Suite 325, Lutherville, MD		21093
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (410) 494-2580

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

(c)           Appointment of Officer.

On February 26, 2014, the Board of Directors of Bay Bancorp, Inc. (the “Company”) established the position of Executive Chairman and appointed Joseph J. Thomas to that position.  In addition, Mr. Thomas will serve at the Executive Chairman of Bay Bank, FSB (“Bank”), the Company’s wholly-owned bank subsidiary.  As the Executive Chairman, Mr. Thomas will be tasked with, among other things, (i) establishing the strategic direction of the Company and the Bank with the Board and management, (ii) leading corporate development, mergers and acquisitions, and non-bank business line expansion, (iii) coordinating capital planning and investor relations, and (iv) leading talent development and enterprise risk management.  The Board and its Compensation Committee have not yet determined the compensation and other benefits that will be paid to Mr. Thomas in this new position, which will be disclosed in a subsequent Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) once those compensatory arrangements are established.  Mr. Thomas is succeeding Kevin G. Byrnes as Chairman of the Bank, who has served in that capacity since the Bank was formed in 2010 and will continue to serve on the Boards of the Company and Bank.

Mr. Thomas, age 50, has served as a Chairman of the Company since April 19, 2013 and Director of the Bank since July 2010.  Between 2010 and April 19, 2013, he served as a Chairman of the Company’s predecessor, Jefferson Bancorp, Inc. (“Jefferson”).  Mr. Thomas is the Managing Director of Hovde Private Equity Advisors LLC (“Hovde”), a private equity investment firm that is affiliated with the managing member of the Company’s majority stockholder, Financial Services Partners Fund, LLC (“FSPF”).  In this role, Mr. Thomas has overall responsibility for leading the day-to-day operations of FSPF, sourcing and underwriting FSPF’s investments, and formulating business strategies for companies in which FSPF invests.  Before joining Hovde in 2006, Mr. Thomas enjoyed a 20-year career with Wachovia Corporation and was most recently Managing Director and Head of Financial Institutions Investment Banking.  Over the course of his career at Wachovia, Mr. Thomas held a range of corporate finance, capital markets and investment management positions.  Mr. Thomas serves as a director of Sunwest Bancorp, Inc., a community bank in Irvine, CA; director of FirstAtlantic Financial Holdings, Inc., a community bank in Jacksonville, FL; and as a director of Middlefield Banc Corp, a community bank in Middlefield, Ohio.

Mr. Thomas holds a Masters of Business Administration degree from the Fuqua School of Business at Duke University and a Bachelor of Arts degree from the University of Virginia.  In addition, Mr. Thomas is a Chartered Financial Analyst and a member of the CFA Society of Washington, DC.  He is a member of the Lending Committee of Independent Community Bankers of America and is a National Association of Corporate Directors Governance Fellow.  Mr. Thomas also serves as a Trustee of the Saint Stephens and Saint Agnes School Foundation and is an Emeritus Trustee of the College of Arts and Sciences Foundation at the University of Virginia.  In appointing Mr. Thomas to the position of Executive Chairman, the Board of Directors considered his experience in the banking industry for nearly 30 years in a variety of capacities, his achievement of various designations as a financial services industry expert, his service on several community bank boards, and the fact that he was the founding Chairman of Jefferson in 2010.

During 2013, the Company and FSPF engaged in financial and other transactions related to the Company’s merger with Jefferson.  These transactions are discussed in Item 1.01 and Item 2.01 of the Company’s Current Report on Form 8-K filed on April 25, 2013, and such discussions are incorporated herein by reference.  Other than these transactions, Mr. Thomas has not been a party to any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated.

(e)           Compensatory Arrangements.

Effective February 26, 2014, the Bank entered into a new employment agreement (the “Agreement”) with Kevin B. Cashen, its President and Chief Executive Officer.  The Agreement supersedes and replaces the parties’ employment agreement dated as of June 30, 2010.

The Agreement provides for an initial three-year term, with successive one-year renewal terms unless either party provides the other party with 90 days’ prior written notice of its intention not to renew the Agreement.  The Agreement sets Mr. Cashen’s annual base salary level at $250,000, subject to periodic review, and provides that he will be eligible to participate in the Company’s equity plans and to earn an annual performance bonus, with the amount thereof, the performance metrics therefor, the timing of the payment thereof and the medium of payment (e.g., cash, stock options, stock awards, etc.) to be determined by the Bank’s Board of Directors or its Compensation Committee.

The Agreement provides that, upon the termination of Mr. Cashen’s employment for any reason, he will be entitled to receive all unpaid compensation and benefits that have accrued through the date of termination.  If, during a term, his employment is terminated because of his death or disability, then the Agreement provides that Mr. Cashen will be entitled to also receive the cash value of any unused vacation and a payment representing any pro-rated performance bonus that he would have earned for the year in which the termination occurs had his employment not ended, which will be paid on April 15th of the year following the calendar year in which the termination occurs.  If, during a term, Mr. Cashen is terminated without “Cause” (as defined in the Agreement) or if Mr. Cashen terminates his employment for “Good Reason” (as defined in the Agreement), then (i) he will receive the cash value of any unused vacation, (ii) he will receive a severance payment in an amount equal to his “Final Pay” (i.e., the sum of his then-current annual base salary plus the average of the cash bonuses earned for the three calendar years immediately preceding the year of termination) to be paid in 12 equal monthly installments, (iii) he will have the right to continue his participation in the Bank’s health and life insurance benefit plans during the period that the severance is paid, and (iv) any unvested equity awards that he holds will immediately vest and become exercisable pursuant to their terms.  If, however, a termination without “Cause” or for “Good Reason” occurs within 12 months following a “Change in Control” (as defined in the Agreement), then, in lieu of the severance described in item (ii) of the preceding sentence (but in addition to the other benefits described above), Mr. Cashen will be entitled to a lump sum payment equal to 2.99 times his “Final Pay”.  The Agreement provides that if the Bank determines that the aggregate present value of that portion of this change in control severance payment that is considered “Contingent Payments” (as defined in the Agreement) and all other “Contingent Payments” payable to Mr. Cashen exceeds 2.99 times his “Base Amount” (as defined in the Agreement), such that the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, would otherwise be triggered, then the change in control severance payment will be reduced to the extent necessary to avoid the imposition of that excise tax.  If Mr. Cashen’s employment ends because the Bank chooses not to renew the Agreement at the expiration of a term, then Mr. Cashen will be entitled to receive continued base salary payments for 12 months following the date of termination.  Except for the accrued but unpaid compensation and benefits payable in the case of any termination, the cash value of unused vacation payable in the event of Mr. Cashen’s death or disability and the pro-rated bonus payable upon Mr. Cashen’s death, the payment of all the foregoing amounts is conditioned upon Mr. Cashen’s execution, delivery and non-revocation of a general release in favor of the Bank and its affiliates and, in certain cases, his compliance with certain notice and other requirements.

The Agreement provides that, for 12 months following the termination of his employment for any reason, Mr. Cashen may not, directly or indirectly, compete with the Bank or its affiliates within a 60-mile radius of any office maintained by the Bank during the most recent term of employment, solicit the Bank’s business relationships, or solicit, engage or hire any of the Bank’s independent contractors or employees.  In addition to the foregoing, the Agreement contains representations and warranties by Mr. Cashen, covenants regarding confidentiality of Bank information and the return of Bank property upon termination, and other provisions that are customary for this type of employment agreement.

The foregoing discussion of the Agreement is intended only as a summary of the Agreement’s material terms and is qualified in its entirety by the text of the Agreement.  Pursuant to Item 601(b)(10) of the SEC’s Regulation S-K, the Company will file a copy of the Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY BANCORP, INC.

Dated:  February 28, 2014                                                                       By:      /s/ Kevin B. Cashen
Kevin B. Cashen
President & Chief Executive Officer